UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 23, 2008

WASHINGTON TRUST BANCORP, INC.
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(Exact Name of Registrant as Specified in Charter)

Rhode Island	0-13091	05-0404671
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(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

23 Broad Street, Westerly, Rhode Island 02891
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(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 348-1200

Former name or address, if changed from last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On October 23, 2008, John F. Treanor, President, Chief Operating Officer and a director of Washington Trust Bancorp, Inc., and James M. Vesey, Executive Vice President and Chief Credit Officer of The Washington Trust Company, a wholly owned subsidiary of Washington Trust Bancorp, Inc., each established stock-trading plans in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.  Rule 10b5-1 plans permit directors or officers who are not in possession of material, non-public information to establish pre-arranged plans to buy or sell company stock.

Mr. Treanor’s plan provides for the sale of up to 34,425 shares of common stock and expires on September 30, 2009.  Mr. Vesey’s plan provides for the sale of up to 9,970 shares of common stock and expires on December 31, 2009.

Under the terms of the plans, the shares will be sold on the open market at prevailing market prices, subject to minimum price thresholds.  The plans were adopted during an authorized trading period at a time when Mr. Treanor and Mr. Vesey were not in possession of material, non-public information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON TRUST BANCORP, INC.
Date: October 24, 2008	By:	/s/ David V. Devault
David V. Devault
Executive Vice President, Secretary, Treasurer and Chief Financial Officer